SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K



                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                   Date of Report:  June 9, 2000


                      NPC INTERNATIONAL, INC.
      (Exact name of registrant is specified in its charter)

                              Kansas
                     (State of incorporation)



         0-13007                         48-0817298
(Commission Identification No.) (IRS Employer Identification No.)


          720 West 20th Street, Pittsburg, Kansas  66762
        (Address of principal executive office   Zip Code)


          Registrant's telephone number:  (316/231-3390)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to an Asset purchase Agreement (the "Agreement"), dated June 6, 2000, by and among NPC International, Inc. and certain of its subsidiaries and affiliates (collectively, the "Company") and certain subsidiaries and affiliates of Pizza Hut, Inc.
(collectively, "Pizza Hut") the Company completed the 64 unit acquisition of Pizza Hut restaurants announced May 4, 2000. The acquisition consisted of units in Iowa (58), Illinois (4) and Georgia (2).

The consideration for the purchase of the 64 units was $18,650,000. Additional consideration for inventory and cash on hand at the time of closing will also be paid. The purchase price was negotiated between the Company and Pizza Hut, based primarily on the Company's internal review of the value of the cash flow generated by operations of the restaurants and future development opportunities perceived to be available to the Company.

The   company  financed  the  acquisition  through  its   existing
Revolving Credit Facility.

A press release of Registrant issued on June 8, 2000, announcing the completion of the above described acquisition, is attached as an exhibit to this report and incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a.) Financial statements of business acquired

     Not applicable.

(b.) Pro forma financial information

     Not applicable.

(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NPC INTERNATIONAL, INC.

DATED:    June 9, 2000
                                By    /s/ Troy D. Cook


                                      Troy D. Cook
                                      Sr. Vice President Finance
                                      Chief Financial Officer
                                      Principal Financial Officer



INDEX TO EXHIBITS


EXHIBIT   DESCRIPTION


2-A       Asset Sale Agreement
99-A      Press Release of Registrant dated June 8, 2000



EXHIBIT 2-A

                                                    STANDARD FORM






                      ASSET SALE AGREEMENT


                         By and Between


                  NPC INTERNATIONAL, INC. AND
                       NPC MANAGEMENT, INC.


                              and


                    PIZZA HUT OF AMERICA, INC.,
                          EL KrAm, INC.,
                   RED RAIDER PIZZA COMPANY and
                   UPPER MIDWEST PIZZA HUT, INC.


                                and


                          PIZZA HUT, INC.







                    Dated as of June 6, 2000




                       ASSET SALE AGREEMENT


       ASSET SALE AGREEMENT, dated as of June 6, 2000 (this "Agreement"), is by and among PIZZA HUT OF AMERICA, INC., EL KrAm, INC., RED RAIDER PIZZA COMPANY AND UPPER MIDWEST PIZZA HUT, INC. (the "Sellers") and NPC INTERNATIONAL, INC. AND NPC MANAGEMENT, INC. (the "Buyer"), and Pizza Hut, Inc. ("PHI").

                       W I T N E S S E T H :

       WHEREAS, the Sellers operate the 64 Pizza Hut restaurants listed on Schedule 1.1 hereto and own or lease certain real and personal property that they use in connection with such restaurants; and

       WHEREAS, the Sellers desire (i) to sell, convey, assign, transfer or lease (as provided below) to the Buyer the operations of and substantially all of the real and personal property (the "Assets") owned by the Sellers (or any of them) and used in connection with such restaurants and (ii) to assign or sublease to the Buyer substantially all of the real property leased from third parties and used in connection with such restaurants, and the Buyer desires to acquire such restaurants and property "AS IS, WHERE IS", with all faults (collectively, the "Acquisition"), on the terms and subject to the conditions set forth in this Agreement;

       NOW THEREFORE, in consideration of the premises and of the mutual covenants of the parties set forth in this Agreement, the Sellers and the Buyer hereby agree as follows:

  1.  Transfer of Business and Property.

       1.1 Tangible Personal Property.

       Subject to the terms of this Agreement, at the Closing (as such term is defined in Section 7), each Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from such Seller, all of such Seller's right, title and interest in and to the following types of tangible personal property (collectively, the "Personal Property") relating to the Pizza Hut restaurant business (the "Business") being conducted at the restaurants listed on Schedule 1.1 hereto (collectively, the "Restaurants") that are operated by such
       Seller:

       (a) all furniture, signs, fixtures and equipment located in the Restaurants;

       (b) all prepaid rents, advertising and other amounts and all utility and miscellaneous deposits relating to the Restaurants (subject to Sections 1.6 and 7.1);

       (c) all uniforms, menus, dishes, glassware, utensils and other small wares located in the Restaurants;

       (d) all inventories of usable food ingredients, packaging materials, supplies, paper products and other consumables and stores in the Restaurants, as well as a change fund for each Restaurant consisting of cash in drawers and in safes located in such Restaurant (but excluding any deposits in safes located in such Restaurant and any amounts in local bank accounts) in an amount and in denominations adequate to do business at such Restaurant on the morning after the Closing Date (as such term is defined in Section 7) (subject to Sections 1.6 and 7.1);

       (e) copies of real property records relating solely to the operations of the Restaurants, and copies of certain personnel and payroll records relating solely to the Hired Employees (as such term is defined in Section 5) who worked in the Restaurants immediately prior to the Closing; and

       (f) buildings and improvements, if any, owned by any of the Sellers located on the Leased Real Property (as such term is defined in Section 1.3(b)).

       1.2 Excluded Property.

       It is expressly understood and agreed that:

       (a)  Leased Equipment.

       The Personal Property shall not include the equipment listed or described on Schedule 1.2, which is leased by the Sellers pursuant to lease agreements with third parties. Notwithstanding the foregoing, the relevant Seller will assign and transfer to the Buyer all of such Seller's right, title and interest in and to, and the Buyer will assume and will agree to faithfully perform, pay and discharge when due all of the terms, covenants, liabilities and obligations of such Seller under, each equipment lease (collectively, the "Equipment Leases") with respect to leased equipment located in the Restaurants (collectively, the "Leased Equipment"). The Buyer will have 90 days after the Closing Date to review any non-readily terminable Equipment Leases which the Sellers may assign and transfer, and the Sellers agree to assume and may terminate those Equipment Leases rejected by the Buyer in writing within such 90 day period. Notwithstanding the foregoing, the Buyer agrees to perform the obligations arising under the Equipment Leases for at least 90 days following the Closing Date, if not terminable sooner, and for the entire term of the Equipment Leases if such Equipment Leases are not terminated or put back to the Sellers within the allotted 90 days.

       (b)  Contracts.

       The relevant Seller will assign and transfer to the Buyer all of such Seller's right, title and interest in and to, and the Buyer will assume and will agree to faithfully perform, pay and discharge when due all of the terms, covenants, liabilities and obligations of such Seller under, each contract and agreement (including, without limitation, each service, security, maintenance, print advertising and supply contract) used on the Closing Date in the normal and customary operations of, and that relates specifically to, one or more of the Restaurants (collectively, the "Contracts"). During the first 90 days after the Closing Date, the Buyer may reject any non-readily terminable contracts (other than print advertising contracts) which the Sellers have assigned and transferred and the Sellers agree to assume and may terminate those Contracts rejected by the Buyer in writing within such 90 day period. Notwithstanding the foregoing, the Buyer agrees to perform the obligations arising under all of the Contracts for at least 90 days following the Closing Date, if not terminable sooner, and for the entire term of the Contracts if such Contracts are not terminated or put back to the Sellers within the allotted 90 days. Additionally, the Buyer agrees that it will pay for or reimburse the Sellers for any non-terminable benefits flowing from the Contracts (including print advertising) that are received by the Restaurants or the Business after the Closing Date for which PHI and/or the Sellers have previously paid or will pay, regardless of the date of assignment or termination of such Contracts. The Contracts shall not include, and Sellers will not assign, any contracts with hotels or motels for in-room delivery service of Pizza Hut products, any contracts for credit card service involving one or more of the Restaurants, any contracts with respect to participation in the National School Lunch Program, automobile leases, and any other contracts (other than print advertising contracts and computer hardware maintenance contracts) that are covered by a master agreement which includes any Pizza Hut restaurant other than the Restaurants listed on Schedule 1.1. All such contracts as related to the Restaurants will be terminated at Closing by Sellers. Notwithstanding the foregoing, the Buyer may seek to contract with hotels, motels and school food service programs within the delivery areas, if any, designated in the Franchise Agreement (as defined at Section 4.4).

       (c)  Ordinary Course Dispositions.

       The Personal Property relating to any individual Restaurant shall not include any property or assets which have been disposed of prior to the Closing in the ordinary course of business consistent with the past operations of such Restaurant, and subject to the provisions of Section 4.1.

       (d) Intellectual Property.

       The Personal Property shall not include any patents, trademarks, copyrights, any applications or registrations for any thereof, or any other intellectual property or similar rights or assets.

       (e) Cash, Etc.

       The Personal Property shall not include any cash (other than the change funds specifically referred to in Sections 1.1(d)), bank accounts, cash equivalents or other similar types of investments or marketable securities.

       1.3 Real Property.

       (a) Owned Real Property.

       The Sellers collectively own the parcels of real estate listed or described on Schedule 1.3(a) hereto, together with all buildings and improvements located thereon (collectively, the "Owned Real Property"). At Closing, the relevant Seller will lease to the Buyer, and the Buyer will lease from such Seller, the Owned Real Property under leases in the form attached hereto as Exhibit "H" and Exhibit "H-1" (collectively, the "Seller Leases"). Sellers will also sublease to Buyer any additional parking lot leases that support the Restaurants located on Owned Real Property.

       (b) Leased Real Property.

       The Sellers collectively lease from third parties the parcels of real estate listed or described on Schedule 1.3(b) (collectively, the "Leased Real Property") pursuant to existing real property leases (the "Real Property Leases"). The Buyer hereby agrees to execute an Assignment and Assumption of Lease Agreement and Blanket Guaranty, substantially in the form attached as Exhibit "A" hereto, with respect to each parcel of Leased Real Property, pursuant to which the Buyer will assume all of the relevant Seller's right, title and interest in and to, and will agree to faithfully perform, pay and discharge when due all of the terms, covenants, liabilities and obligations of the relevant Seller under, the Real Property Lease related to such parcel of the Leased Real Property. The Buyer also agrees to name the Seller as an additional insured as its interests may appear, with respect to its insurance coverage required to be carried under the terms of the Real Property Leases related to each Leased Real Property, to indemnify the Seller from any losses resulting from any contingent liability that Seller may have with respect to the Leased Real Property. The relevant Seller agrees to use reasonable, good-faith efforts to obtain:

            (i) from each landlord from whom consent to an assignment of a Real Property Lease to the Buyer is required, a consent to such assignment; and

            (ii) from each landlord, an estoppel certificate with respect to each Real Property Lease.

       The Sellers need not pay any consideration or incur any incremental liability to obtain either a consent or an estoppel certificate from any landlord. If any required consent to an assignment cannot be obtained prior to Closing, the relevant Seller may, at its option, either (i) proceed with the assignment and agree to indemnify the Buyer for any losses suffered by Buyer as a consequence of the lack of consent, or (ii) sublease the affected Leased Real Property to the Buyer, or (iii) enter into a management agreement or other similar arrangement with the Buyer on terms that are no less favorable to the Buyer than those contained in the Real Property Lease covering the affected Leased Real Property.

       1.4 Licenses.

       (a) The Buyer acknowledges that certain operational licenses and permits, excluding alcoholic beverage licenses, are required in the operation of the Restaurants and the Business (collectively, "Licenses") and that neither such Licenses nor any alcoholic beverage licenses will be transferred or assigned by the Sellers as part of the Acquisition. The Buyer recognizes that it must make application to the appropriate regulatory agencies for all necessary Licenses. Application for all required Licenses shall be in accordance with Section 1.4(b). Upon the execution of this Agreement by all parties hereto, the Buyer agrees to promptly file all necessary applications. The Buyer acknowledges that the Buyer is responsible for obtaining alcoholic beverage licenses in the event Buyer desires to sell alcoholic beverages in the Restaurants. All costs, fees and expenses associated with the Buyer obtaining new Licenses (including alcoholic beverage licenses) shall be borne by the Buyer.

       (b) The Buyer hereby agrees that neither it nor any of its Affiliates (as defined in Section 8.12(e)) will take any action, or fail to take any action, which would result in any of the Sellers' Licenses (including alcoholic beverage licenses) being revoked or otherwise terminated prior to Closing. The Buyer's applications for Licenses (including alcoholic beverage licenses) shall specify that such Licenses are not to become effective until the day following the Closing Date and that the approval of such applications by the applicable agency or authority shall be conditioned upon the event of Closing. In the event that this Agreement is terminated or abandoned prior to the Closing or the Closing Date is rescheduled, the Buyer hereby agrees, at its cost, to immediately withdraw or reschedule all pending applications with respect to all Licenses (including alcoholic beverage licenses) and to otherwise take all action, in cooperation with the Sellers, as may be required to cause all rights in the applicable Licenses (including alcoholic beverage licenses) to remain with or return to the Sellers. This Section 1.4(b) shall expressly and permanently survive the termination or abandonment of this Agreement.

       (c) The Buyer and each Seller acknowledge that neither this Agreement nor the Closing will be conditioned upon or subject to the Buyer's ability to obtain the Licenses (including alcoholic beverage licenses). The Sellers will remove all of the Licenses (including alcoholic beverage licenses) from the Restaurants on the Closing Date.

       (d) The Sellers agree to provide the Buyer with license screen summaries of the Licenses (to the knowledge of Sellers) under which the Sellers currently operate the Restaurants, excluding any and all construction, building, zoning and occupancy permits.

       1.5 Restaurant Inventories and Change Funds.

       At the close of business on the Closing Date, Sellers' representatives (who may, at the Buyer's election, be accompanied by the Buyer's representatives) will take inventory, utilizing an Inventory Form in the form of Exhibit "B", of the food ingredients, supplies, paper products, and other consumables in each Restaurant and count each Restaurant's change fund. The Buyer may, at its option, send its representatives to the Restaurants to accompany Sellers' representatives during these inventory/cash counts, and may then verify the accuracy of those inventory/cash counts. Unless the Buyer's representatives accompany Sellers' representatives during these inventory/cash counts and point out any discrepancies during the inventory/cash counts, the inventory/cash counts prepared by Sellers' representatives will be final. Any differences between the actual inventories and change funds and the estimates described in Section 1.6 will be resolved pursuant to Section 7.1.

       1.6 Purchase Price and Other Payments.

       As consideration for the transfer of the Assets and the other undertakings of the Sellers and PHI in this Agreement, the Buyer shall pay the following amounts to the parties and at the times noted:

       (a)  [INTENTIONALLY DELETED]

       (b)  Purchase Price Balance.

       At Closing, the Buyer shall pay to the Sellers the sum of $18,650,000, representing the balance of the Purchase Price.

       (c)  Estimated Charges.

       At Closing, the Buyer shall pay to the Sellers, as provided in Section 7.8, the sum of $214,865, representing an estimate of the net amount due to Sellers, after prorations, for prepaid items (including rent and advertising), inventories, utilities, change funds, property taxes, and similar costs chargeable to Buyer under this Agreement ("Estimated Charges"). An itemization of the Estimated Charges is reflected in the form attached hereto as Exhibit "J" ("Pre-Close Statement"). Any difference between the Estimated Charges paid at Closing and the actual costs that should have been paid by Buyer will be resolved after the Closing pursuant to section 7.1.

       (d) Other Taxes and Fees.

       At Closing, or when otherwise due, as provided in Section 7.8, the Buyer shall pay to the Sellers, or to the appropriate governmental authority, its prorata share of any and all applicable sales, use, excise, transfer, documentary, and recording fees and taxes, and all other fees and taxes arising from the Acquisition (other than Sellers' income taxes) that any party hereto may be required to pay by any applicable law, rule or regulation. To the extent any such fees or taxes are payable by Sellers, they will be included in the Estimated Charges.

       (e) Other Amounts.

       At Closing, or when otherwise due, the Buyer shall pay to the Sellers, or to the appropriate payee, any other amounts due under this Agreement or any other agreement contemplated hereby.

       The Purchase Price balance and all other amounts payable by the Buyer to Sellers at Closing shall be paid by wire transfer of immediately available funds to an account designated by Sellers. All such amounts must be wired to Sellers by no later than 10:30 a.m. on the day following the Closing Date. The Purchase Price includes the initial franchise fees required by the Franchise Agreement (as defined in Section 4.4), which initial fees will be collected by Sellers and remitted to PHI. The Purchase Price does not include any other fees due under the Franchise Agreement.

       1.7 Closing Documents.

       Prior to or at the Closing of the Acquisition, the Sellers, PHI, and the Buyer will exchange the following fully executed documents:

       (a) the Franchise Agreement in the form attached as Exhibit
 "E";

       (b) Assignment and Assumption Agreement for the Real Property Leases and Blanket Guaranty in the form of
            Exhibit "A" hereto, accompanied by any required consents and estoppel certificates (or indemnities) as contemplated by Section 1.3(b);

            (c) a Bill of Sale for the Assets, in the form attached as Exhibit "C";

       (d) Assignment and Assumption Agreement for the Equipment Leases and Contracts being assumed in the form of Exhibit "D" hereto;

       (e)  The SUS/FMS License and Support Agreement;

       (f) the Access and Confidentiality Agreement in the form attached as Exhibit "F";

       (g) A waiver letter from AmeriServe Food Distribution, Inc. or the Sales and Distribution Agreement in the form attached as Exhibit "G"; and

       (h) Seller Leases of the Owned Real Propertiesin the form of Exhibit "H" and Exhibit "H-1";

       (i) the Pepsi-Cola Beverage Supply and Marketing Agreement in the form attached as Exhibit "K"; and

       (j)  any other documents reasonably requested by any party.

       1.8 Non-Assumption.

       At the Closing, the Buyer shall assume the liabilities of PHI and the Sellers that relate to the operation of the Restaurants from and after the Closing Date (the "Assumed Liabilities"). Except as specifically contemplated by this Agreement, the Buyer will not assume any liabilities or obligations that arise from the operations of the Restaurants on or before the Closing Date, and the Sellers agree to timely perform all obligations relating to the Restaurants that arise out of operations of the Restaurants for the period prior to the Closing Date.

       1.9 Title Insurance, Surveys and Environmental Reports.

       Due to the critical timeline requirements to close the transaction, PHI may order title searches on all Owned Real Property and Leased Real Property to be transferred to the Buyer pursuant to this Agreement. These title searches will be performed by either Lawyer's Title, Stewart Title or another title company approved by PHI. PHI has established relations with such companies and the Buyer will be entitled to the benefit of PHI's preferred rates. If permissible under applicable law and the terms of any agreement with such companies, the fees paid for the searches may be applied toward the title policy costs for title policies desired by the Buyer based upon these title searches. As provided for in Sections 1.6 and 7.8, the Buyer shall reimburse the Sellers at Closing for all actual or estimated costs incurred by Sellers on behalf of the Buyer related to these items subject to any post-closing adjustments pursuant to Section 7.1 of this Agreement.

       1.10 POS and Computer Systems

       The Restaurants will contain the software and hardware for the proprietary SUS/FMS Systems (the "SUS/FMS Systems") of the Sellers' parent company, PHI. At the Closing, the Buyer will execute a separate license and support agreement with PHI (in form and substance satisfactory in all respects to PHI) (a "SUS/FMS License and Support Agreement"), which will require the Buyer to pay the standard software support, Help Desk and menu fees then being charged by PHI with respect to the SUS/FMS Systems for each such Restaurant. Buyer will also keep in force a hardware maintenance agreement with a vendor approved by PHI. Neither the Sellers nor PHI will have any liability to the Buyer for losses suffered by the Buyer as a result of the Buyer's failure to properly install, update and use software updates or to implement necessary hardware changes after Closing.

  2.  Representations of Sellers.

  Each  Seller represents to the Buyer that as of the date of this
Agreement:

       2.1 Corporate Power and Authority.

       Such Seller is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or document executed or to be executed by such Seller in connection herewith, and to consummate the transactions contemplated hereby and thereby. Such Seller is authorized to do business and is in good standing in the states in which the Restaurants operated by such Seller are located. This Agreement has been, and each other agreement or document to be executed by such Seller in connection herewith will be, duly executed and delivered by such Seller and constitutes, or will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       2.2 No Conflict or Breach.

       The execution, delivery and performance of this Agreement and any other agreements or documents contemplated hereby and the consummation by such Seller of the transactions contemplated hereby or thereby do not and will not:

       (a) conflict with or constitute a violation of the certificate of incorporation or by-laws of such Seller;

       (b) to the knowledge of such Seller, conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable to or relates to such Seller; or

       (c) to the knowledge of such Seller, with or without the giving of notice or the lapse of time or both, violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provision of, or require notice to or the consent of any third party under, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, licensing agreement, note or other instrument or obligation to which such Seller is a party or by which such Seller is bound, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon such Seller or the ability of such Seller to perform its obligations under this Agreement or any other agreement or document contemplated hereby.

       2.3 Consents.

       To the knowledge of such Seller, except the filings with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") referred to in Section 4.3, no material consent, approval, or authorization of, or designation, declaration or filing with, or notice to, any legislative body, court, governmental or regulatory authority or arbitrator under any provision of any law, judgment, order, decree, rule or regulation is required on the part of such Seller in connection with the execution, delivery and performance of this Agreement or any other agreement or document contemplated hereby or with the consummation of the transactions contemplated hereby and thereby.

       2.4 Title to Owned Property.

       Such Seller has good and marketable title to all of the Personal Property and the Owned Real Property with respect to the Restaurants operated by such Seller, free and clear of any liens and encumbrances, except for (i) Personal Property, with respect to any Restaurant operated by such Seller, disposed of prior to the Closing in the ordinary course of business of such Restaurant consistent with the past operations of such Seller and Section 4.1, below, (ii) certain fixtures, buildings and improvements located on the Leased Real Property which such Seller has the right to use pursuant to the Real Property Leases (or any of them),
       (iii) easements or other encumbrances which do not materially adversely affect the full use and enjoyment of the Owned Real Property, or the purposes for which it is currently used, and (iv) liens for taxes and assessments not yet due and payable. This representation does not constitute a representation by such Seller as to the title of such Seller's lessors of any Leased Real Property or Leased Equipment, nor does this representation constitute a representation of the condition of any of the Personal Property or the Owned Real Property or the Leased Real Property, which is sold or leased, as applicable, "AS IS, WHERE IS", with all faults. Additionally, the Seller shall not be required to execute an "Owner's Affidavit" to delete standard exceptions to an owner's or mortgagee's title policy.

       2.5 Adequacy of Personal Property.

       The Personal Property and the Leased Equipment with respect to the Restaurants operated by such Seller constitute all of the items of tangible personal property required to operate such Restaurants as Pizza Hut restaurants. This representation does not constitute a representation of the condition of the Personal Property or Leased Equipment, each of which are sold or assigned, as applicable, "AS IS, WHERE IS", with all faults. Schedule 2.5 lists the items of Personal Property and Leased Equipment (other than computer hardware and software) required to operate the respective type of Restaurant listed thereon.

       2.6 Leases.

       Each of the material Equipment Leases and Real Property Leases with respect to the Restaurants operated by such Seller is in full force and effect, and to the knowledge of such Seller, such Seller has not received notice of a material default under any of them. Subject to obtaining any necessary consents and approvals, such Seller has the right to assign each such material Equipment Lease and Real Property Lease to the Buyer, providing the Buyer with the right to use such Leased Equipment or to occupy such Leased Real Property, as the case may be, on terms and conditions that are materially the same as such Seller had prior to any such assignment. This representation does not constitute a representation as to the adequacy of any lessor's title to any of the Leased Equipment or the Leased Real Property, as the case may be.

       2.7 Insurance.

       Such Seller carries adequate insurance (both in form and amount), subject to deductibles, with respect to the Business and real and personal property of the Restaurants operated by such Seller. Such insurance is in effect and will remain in effect through the Closing Date.

       2.8 Taxes.

       Such Seller or its consolidated parent has filed all requisite federal, state and local tax returns and has paid all taxes required thereby, to the extent they have become due and payable, other than (i) those presently payable without penalty or interest, and (ii) any that are being contested in good faith by appropriate proceedings. The Sellers will indemnify the Buyer for any damages suffered by the Buyer as a result of the Sellers' failure to pay any such taxes to the extent such taxes related to the ownership or operation of the Restaurants prior to the applicable Closing Date.

       2.9 Brokerage and Finder's Fees.

       None of the Sellers, any of their respective Affiliates or any of their respective stockholders, directors, officers, partners or employees, on behalf of any Seller, has retained or dealt with any broker or finder, or has incurred or will incur any liability for brokerage fees, commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement or the other documents contemplated hereby.

       2.10 Absence of Certain Changes.

       Each of the unaudited profit and loss summaries (the "Profit and Loss Summaries") that relate to the Restaurants for the periods ended November 24, 1999 previously delivered to the Buyer are true and correct in all material respects. Since November 24, 1999, none of the Restaurants have suffered any material adverse change in its financial condition or results of operations other than changes in the ordinary course of business that, individually or in the aggregate, have not had a material adverse effect on such Restaurants. Such Seller agrees to inform the Buyer of any material adverse changes to the financial condition or results of operations of the Restaurants prior to the Closing.

       2.11 Environmental Matters.

       To the best of the Sellers' knowledge, without independent investigation and except as otherwise reflected in Sellers' files regarding the Restaurants which have been provided to
       Buyer:

       (a) The Restaurants contain no asbestos in friable form;

       (b)  No underground petroleum or chemical storage tanks  or
       underground  storage  facilities  are  located  under   the
       Restaurants;

       (c) No contaminant, industrial waste, pollutant(1), toxic or hazardous waste, or any similar substance of any kind or character has been stored, processed, or disposed of in or around the Restaurants by the Sellers in conducting their business, or discharged at any time by the Sellers directly or indirectly into the environment in violation of any law or governmental regulation applicable to the Sellers, or into any sanitary sewer connection or treatment system except in conformity with requirements of all applicable laws, regulations and valid permits nor has any such act or occurrence taken place under the ownership of a prior owner which has not been cured, except in such instances which would not have a material adverse effect on the operations and financial condition of the Restaurants taken as a whole; and'

       (d) With respect to the Restaurants, the Sellers have not at any time been the subject of any governmental investigation or proceeding pertaining to the use, storage, processing, transportation or disposition of toxic or hazardous waste or any other subject or material that has been determined to be hazardous to human health under applicable law or government regulation, nor have they been the subject of any governmental investigation or proceeding pertaining to violation of any waste water or sewage disposal statutes or regulations applicable to the business and operations of the Sellers.

(1) The term "pollutant" means any substance subject to control under the Federal Water Pollution Act, 33 U.S.C. Section 1251, et seq., or the Clean Air Act, 42 U.S.C. Section 7401, et seq., or regulations promulgated thereunder. The term "toxic or hazardous waste" means any chemical, substance, or material that is classified by the Environmental Protection Agency as a hazardous substance under the Comprehensive Environmental Response, Compensation' and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or regulations promulgated thereunder, or under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., or regulations promulgated thereunder, or which is a petroleum product, or which is classified by any applicable state or local regulation or statute as a hazardous waste.

  3.  Representations of the Buyer.

  The  Buyer represents to the Sellers that as of the date of this
Agreement:

       3.1 Organization, Standing, Power and Authority.

       The Buyer is a duly organized corporation and in good standing under the laws of the jurisdiction in which it is incorporated and in which it is doing business, and has full power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or document executed or to be executed by it in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Buyer and each of its Affiliates that sign this Agreement and/or the Franchise Agreement meet all of the standards for, and requirements of, franchisees of PHI, including without limitation the standards set forth in the Manual (as defined in the
       Franchise  Agreement)  and the requirements  set  forth  on
       Schedule 3.1 hereto. This Agreement has been, and each other agreement or document to be executed by the Buyer in connection herewith will be, duly executed and delivered by the Buyer and constitutes, or will constitute, a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       3.2  No Conflict or Breach.

       The execution, delivery and performance of this Agreement and any other agreements or documents contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby or thereby do not and will not:

       (a) conflict with or constitute a violation of the articles of incorporation or by-laws or other organizational documents, as applicable, of the Buyer or any of its Affiliates that sign this Agreement and/or the Franchise Agreement;

       (b) conflict with or constitute a violation of (with or without the giving of notice or the lapse of time or both) any provision of any law, judgment, order, decree, rule or regulation of any legislative body, court, governmental or regulatory authority or arbitrator which is applicable to or relates to the Buyer or any of its Affiliates that sign this Agreement and/or the Franchise Agreement; or

       (c) with or without the giving of notice or the lapse of time or both, violate or conflict with, constitute a default under, result in a breach, acceleration or termination of any provision of, or require notice to or the consent of any third party under, any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, licensing agreement, note or other instrument or obligation to which either of the Buyer (or any of its Affiliates that sign this Agreement and/or the Franchise Agreement) are a party or by which the Buyer (or any such Affiliate) is bound, which could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the Buyer (or any such Affiliate) or the ability of the Buyer (or any such Affiliate) to perform its obligations under this Agreement or any other agreement or document contemplated hereby.

       3.3 Consents.

       No consent, approval, or authorization of, or designation, declaration or filing with, or notice to, any legislative body, court, governmental or regulatory authority or arbitrator under any provision of any law, judgment, order, decree, rule or regulation is required on the part of the Buyer (or any of its Affiliates that sign this Agreement and/or the Franchise Agreement) in connection with the execution, delivery and performance of this Agreement or any other agreement or document contemplated hereby or with the consummation of the transactions contemplated hereby and thereby, except for the filings with the FTC and the DOJ referred to in Section 4.3.

       3.4 Brokerage and Finder's Fees.

       Neither the Buyer nor any of its Affiliates or any of its respective stockholders, directors, officers, partners or employees, on behalf of the Buyer, has retained or dealt with any broker or finder, or has incurred or will incur any liability for brokerage fees, commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement or the other documents contemplated hereby.

       3.5 Obligations Under Other Franchise Agreements.

       Neither the Buyer nor any Affiliate of it is in default of any material provision under any existing franchise agreement with PHI or with Tricon Global Restaurants, Inc. or any division or subsidiary thereof, nor does there exist any condition or conditions that, with the giving of notice, the passage of time, or both, would ripen into a default thereunder.

  4.  Covenants.

       4.1 Operation Until Closing.

       From and after May 4, 2000, the Sellers have operated and will operate the Restaurants in the ordinary course of business. Each Seller will maintain all of the Assets with respect to the Restaurants operated by such Seller in substantially the same condition (ordinary wear and tear excepted) as they were in on May 4, 2000, except for (i) Personal Property disposed of in the ordinary course of business consistent with the past operations of such Restaurant; provided, however, any such Personal Property must be replaced by similar assets of equal or greater value in like or better condition than those assets transferred or removed or (ii) Personal Property transferred among Restaurants that are subject to this Agreement. Seller will only make capital improvements to the Restaurants that have been authorized as evidenced by a fully approved and executed CAPEX dated prior to the date of this Agreement. The damage or destruction of any Restaurant operated by any Seller before the Closing will not affect the Buyer's obligation to close the transactions contemplated by this Agreement. Subject to the requirements of any applicable Real Property Lease, such Seller shall proceed to repair the damage or, if such repair is not reasonably practicable in the opinion of such Seller prior to the Closing Date, then such Seller shall credit to the Buyer at the Closing an amount equal to the sum of the reasonable cost (as agreed by the Buyer and the Sellers) of repairing or restoring the damaged or destroyed restaurant to substantially the same condition as immediately before the damage or destruction.

       4.2 Access to Restaurants and Employees.

       The Buyer (and/or its consultants, attorneys, lenders or advisers) may not inspect any Restaurant or contact any Pizza Hut employees working in such Restaurant or market until (i) Sellers have made Employee Announcements to the employees of the Restaurants, and (ii) the Buyer (and when applicable in Seller and PHI's sole discretion, the Buyer's consultants, attorneys, lenders or other advisors) has executed the Access and Confidentiality Agreement in the form attached hereto as Exhibit "F". Once these conditions have been met, if the Buyer chooses to inspect the Restaurants (under the conditions set forth herein and in the Access and Confidentiality Agreement), the Buyer must schedule such inspections with PHI, the Buyer must be accompanied by an agent or employee of PHI and the Buyer must conduct the inspections in a manner that minimizes disruption to the Restaurant's operations. Any such inspections are for the Buyer's information only; the Restaurants are being sold "AS IS, WHERE IS." Buyer does not have the right to perform environmental audits of the Leased Real Property. Buyer acknowledges and agrees that a violation of this Section 4.2 shall constitute a default under this Agreement by Buyer and Sellers shall have, in addition to any other rights or remedies hereunder, at law or in equity, the right to terminate this Agreement and retain the Exclusivity Fee as provided in Section 1.6.

       4.3 Hart-Scott-Rodino Act.

       The Buyer and the Sellers shall, in cooperation with each other, file (or cause to be filed) with each of the DOJ and the FTC any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the transactions contemplated by this Agreement. If the Sellers, based upon the advice of counsel, determine that any filings with the DOJ and the FTC are necessary, the Buyer and any necessary Affiliates of the Buyer agree to make any such filings in connection with the transactions contemplated by this Agreement upon request from PHI. The Buyer and the Sellers shall promptly comply with all requests for further documents and information made by the DOJ or the FTC, shall use their best efforts to obtain early termination of all waiting periods under the HSR Act, and shall furnish to the others all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others. All fees due from any party to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by the Buyer.

       4.4 Franchise Agreement.

       Subject to the terms and conditions of this Agreement, PHI will grant to the Buyer the franchise rights and obligations contained in the Pizza Hut Location Franchise Agreement in the form attached hereto as Exhibit "E" (the "Franchise Agreement"). A copy of the form of the Franchise Agreement has been provided to the Buyer with PHI's Uniform Franchise Offering Circular.

       4.5 Sales and Distribution Agreement.

       The Buyer acknowledges that the Restaurants are subject to a Sales and Distribution Agreement (the "S&D Agreement") with AmeriServe Food Distribution, Inc. ("AmeriSource"). Pursuant to the S&D Agreement, the Buyer agrees, prior to or at Closing, to enter into a Sales and Distribution
       Agreement in the form of Exhibit "G" (which is substantially on the same terms as the S&D Agreement), pursuant to which AmeriServe will continue to be the exclusive distributor of Exclusive Restaurant Products (as defined in the S&D Agreement) for the Restaurants listed on
       Schedule 1.1 for a term equal to the remainder of the original term of the S&D Agreement. In the alternative, Buyer will deliver to Sellers a letter from AmeriServe waiving Buyer's execution of the S & D Agreement and acknowledging PHI's compliance with the terms of the S & D Agreement. The Buyer acknowledges that the Buyer's terms of credit with AmeriServe are subject to AmeriServe's credit approval process and AmeriServe may require certain guarantees from the Buyer and/or its Affiliates. PHI shall not guarantee in any way the payments or other obligations of the Buyer to AmeriServe.

       4.6  Pepsi-Cola Beverage Supply and Marketing Agreement

       The Buyer understands that the Restaurants are subject to a Pepsi-Cola Beverage Supply and Marketing Agreement (the "Pepsi Agreement") between PHI and its Affiliates and the Pepsi-Cola Company ("Pepsi"), the term of which expires December 31, 2011. Pursuant to the Pepsi Agreement, the Buyer understands that Buyer is required to and agrees to enter into a Franchisee version of the Pepsi-Cola Beverage Supply and Marketing Agreement ("Franchisee Agreement") in the form of Exhibit "K", pursuant to which Buyer will agree that Pepsi beverage products shall be, subject to certain exceptions provided for in the Franchisee Agreement, the exclusive fountain and bottle and can products sold, dispensed, or otherwise made available or in any way advertised, displayed or promoted in the Restaurants listed on Schedule 1.1 for a term equal to the remainder of the original term of the Pepsi Agreement.

       The Buyer acknowledges that once the Buyer enters into the Franchisee Agreement with Pepsi with respect to the
       Restaurants listed on Schedule 1.1, neither PHI nor its Affiliates will have any further obligations under the Pepsi Agreement with respect to the Restaurants listed on
       Schedule 1.1 and PHI shall not guarantee in any way any payments or other obligations between Buyer and Pepsi.

  5.  Sellers' Employees.

  PHI's  policy on refranchising (a copy of which is  attached  as
  Schedule 5) does not obligate the Sellers to offer transfer opportunities to any of its restaurant-level employees, i.e., all employees at the level of "Restaurant General Manager" or below, who will be affected by sale of the Restaurants. Sellers will seek to provide opportunities for employees to remain with Sellers but such employment is not guaranteed and will depend on Sellers' assessment of its business needs as well as the employee's performance. Unless otherwise agreed before Closing, with respect to any of Sellers' restaurant-level employees, Sellers will terminate the employment of those employees at the close of business on the Closing Date. Sellers will directly pay all terminated employees, including any of the employees hired by the Buyer (the "Hired Employees") for earned and unused vacation, in accordance with Sellers' normal policies (which do not call for Sellers to pay for accrued but unearned vacation).The terminated employees may become employees of the Buyer as of the day following the Closing Date and PHI hereby waives any violation of Section 13.2 of the Franchise Agreement with respect to the Hired Employees. All claims of the employees arising out of their employment with Sellers before the Closing Date will be the sole liability of Sellers, and Sellers will indemnify the Buyer from all claims of that nature.

  As between Sellers and the Buyer, the Buyer assumes all claims of the Hired Employees relating to employment by the Buyer arising after the Closing Date, and the Buyer will indemnify Sellers from all such claims by them. For the purpose of determining benefits for Hired Employees, the Buyer agrees to honor the Hired Employees' length of service and anniversary dates with the Sellers. The Sellers will furnish the Buyer a list of the Hired Employees that defines their length of service and anniversary dates. The Buyer understands that the active participation of the Hired Employees in all benefit plans maintained by the Sellers will end on the Closing Date. Sellers will continue any employee benefit payment obligations for Hired Employees who are on leave of absence or disabled on the Closing Date in accordance with the Sellers' or PHI's policies. No compensation increases shall be granted by Sellers to the Hired Employees unless expressly approved by Buyer. Buyer will not deny any increases which are reasonable and justifiable.

  If  any  of  the  Sellers' employees are  transferred  to  other operations of the Sellers ("Transferred Employees"), in accordance with PHI's policy on refranchising, the Sellers will (upon request by the Buyer) use their reasonable best efforts to provide to the Buyer the services of some or all of the Transferred Employees (as chosen by the Buyer) for up to 90 days after the Closing. The Buyer will reimburse the Sellers for all payroll and benefit costs associated with any such loaned Transferred Employees.

  6.  Conditions to Closing.

       (a) The obligations of the Sellers, on the one hand, and the Buyer, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (i) there shall not be in effect any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or any other agreement or document contemplated hereby; and

            (ii)any filings required to be made under the HSR Act shall have been made, and all applicable waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

       (b) Each Seller's obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Seller):

            (i) each of the representations of the Buyer under this Agreement and each of the other agreements and documents contemplated hereby shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though such representations had been made again at and as of that time, except to the extent that any such representations expressly relate to an earlier date in which case any such representations shall be true and correct in all material respects at and as of such earlier date;

            (ii)the Buyer shall have performed and complied with each obligation, covenant and condition required by this Agreement and the other documents contemplated hereby to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or any other agreement or document contemplated hereby provided, however, that nothing in this subparagraph shall affect Sellers' rights under Section 4.2 in the event of a default thereunder;

            (iii)the Capital Expenditures Committees of Tricon Global Restaurants, Inc., and PHI will have approved the transactions contemplated by this Agreement;

            (iv)the Sellers will have received a copy of a resolution or unanimous written consent evidencing the action by the Buyer's Board of Directors or the
            Buyer's general partner or such other similar authorizing body approving the purchase of the Assets under this Agreement certified by an authorized officer, partner or member; and

            (v) the Buyer will deliver to Sellers a statement, signed by the Buyer's Chief Financial Officer, certifying that at least 20% of the Purchase Price paid to Sellers and PHI at Closing will be represented by "at risk capital" as defined by applicable accounting rules.

            (vi)the Sellers shall have received evidence satisfactory in all respects to them that the Buyer shall have hired an operator to manage the Restaurants to be purchased by the Buyer, which operator has substantial experience in the operation of Pizza Hut restaurants and has been approved by PHI, in its sole discretion; and

            (vii)the Buyer shall deliver to Sellers and PHI, and the Sellers and PHI shall have received from the Buyer and its Affiliates, as the Sellers and PHI deem necessary, in their sole discretion, all Uniform Franchise Offering Circular receipts, including those relating to any Addenda or Amendments.

       (c) The Buyer's obligation to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by the Buyer):

            (i) each of the representations of each Seller under this Agreement and each of the other agreements and documents contemplated hereby shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though such representations had been made again at and as of that time, except to the extent that any such representations expressly relate to an earlier date in which case any such representations shall be true and correct in all material respects at and as of such earlier date;

            (ii) each Seller shall have performed and complied with each obligation, covenant and condition required by this Agreement and the other documents contemplated hereby to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in a material adverse effect on the ability of the Sellers to perform their obligations under this Agreement or any other agreement or document contemplated hereby; and

            (iii) the Buyer will have received a copy of a resolution of Sellers' Board of Directors approving the sale of the Assets certified by an authorized officer of the applicable Seller.

  7.  Closing.

  Unless otherwise agreed, the consummation of the transactions contemplated by this Agreement will occur at the "Closing", at 10:00 a.m. (local time) on June 7, 2000, at the offices of PHI in Dallas, Texas, or such other location as may be designated by the Sellers in their sole discretion. (As used herein, the date the Closing actually occurs is referred to in this Agreement as the "Closing Date"). At the Closing, the Sellers shall deliver to the Buyer such bills of sale, instruments of assignment, transfer and conveyance and the other documents contemplated by this Agreement. Against such delivery, the Buyer shall pay to the Sellers the balance of the Purchase Price and all other amounts required to be paid at the Closing in accordance with
  Section 1.6 above and shall deliver the other documents contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. Upon the completion of the Closing, title to the Assets and the assumption of the Assumed Liabilities will be deemed to be effective as of 11:59 p.m. on the Closing Date. The Sellers will cooperate with the Buyer to see that the transfer of the Assets proceeds smoothly.

       7.1 Post-Closing Adjustments.

       From time to time after the Closing Date, the Buyer or the Sellers may prepare and submit to the other party one or more post-closing statements concerning any obligations that become due under this Agreement that were not paid at Closing, or for which the actual costs varied from any estimate. The net amount owed will be paid within 30 days after receipt of the post-closing statement. Any amount not paid within 30 days after receipt of a post-closing statement will bear interest at the rate of 18% per annum, or the maximum legal rate. Without limiting the generality of this provision, the following is a non-exclusive list of some of the types of items that may be reimbursed through use of post-closing statements: rent; equipment lease payments; utilities; inventories and change funds; sales taxes and any applicable interest and penalties; real or personal property taxes; and advertising and other prepaid expenses.

       7.2 Post-Closing Indemnification.

       The Buyer will indemnify the Sellers, their affiliates, subsidiaries, employees, officers, directors, and agents, on an after-tax basis, against any loss, cost, damage, or other expense (including attorney's fees) (collectively, "Losses") that arise from operation of the Restaurants or related properties after Closing. The Sellers (jointly and severally) will indemnify the Buyer, its affiliates, subsidiaries, employees, officers, directors, and agents, on an after-tax basis, against any Losses that arise from operation of the Restaurants or related properties on or before the Closing.

       7.3 Critical Deficiencies.

       Notwithstanding that the Assets are being sold to Buyer "AS IS, WHERE IS", with all faults, and subject to the limitations set forth herein, Sellers agree to indemnify the Buyer for the actual costs incurred by Buyer to cure any Critical Deficiency. For purposes of this section, a "Critical Deficiency" is a deficiency in the kitchen (or other area of the Restaurant that is not accessible to the general public) that a local health department determines is of such a magnitude that the Buyer would not be permitted to open the subject Restaurant for business while such deficiency exists. Sellers' obligation to provide the Buyer such indemnity is conditioned upon the Buyer notifying the Sellers of the Critical Deficiencies within seven (7) days after Closing and providing Sellers with copies of all relevant inspection reports citing the Critical Deficiencies within thirty (30) days after Closing.

       The maximum amount of the indemnity for which Sellers will be liable hereunder will not exceed the lesser of $10,000 per Critical Deficiency or, in the aggregate for all Restaurants listed on Schedule 1.1, $3,000 per Restaurant. Sellers will have no obligation to indemnify the Buyer for lost profits or other consequential damages resulting from any business interruption while the Critical Deficiencies are cured. Buyer specifically acknowledges that this provision supersedes entirely all prior oral or written discussions, agreements or understandings regarding the Sellers' responsibility for the costs to repair Critical Deficiencies or other faults related to the Assets. Sellers agree to reimburse Buyer within forty-five (45) days after receiving a reimbursement request from Buyer. Sellers further agree that each Restaurant will have adequate equipment, smallwares, inventories, change funds and supplies to function as a Pizza Hut Restaurant.

       7.4 Additional Documents.

       For the period of two years following the Closing, each of the parties covenants to cooperate and provide such additional documents or instruments as the other party may reasonably request for the purpose of carrying out this Agreement. Each of the parties will use reasonable efforts, none of which shall require the payment of any consideration, to have their present officers, directors, and employees cooperate after the Closing in furnishing information, evidence, testimony and other assistance concerning matters, including but not limited to litigation and employment matters, that occurred prior to or after the Closing.

       7.5 The Buyer's Acknowledgment.

       The Buyer acknowledges that:

       (a) Except as set forth in Section 7.6(b), below, the Sellers (and their agents and employees) have made no statements or warranties to the Buyer as an inducement for the Buyer's decision to purchase, except as contained in this Agreement or in the PHI Franchise Offering Circular for Prospective Franchisees, and the Buyer's decision to purchase was made independently by it with the aid of professional counselors, including legal, accounting, and financial advisors.

       (b) The Sellers have made available to the Buyer, before the Buyer's execution of this Agreement, the Profit and Loss Summaries. The Buyer's decision to purchase the Assets for the consideration set forth in this Agreement was made independently, based on inspection of the Profit and Loss Summaries by the Buyer or its agents or representatives (and on other information available to the Buyer), without reliance on the book ledgers or on any oral statements of any kind or character by the Sellers or their representatives.

       7.6 Information Statement.

       The Buyer and the Sellers will timely file any information statement required by regulations issued pursuant to
       Section 1060(b) of the Internal Revenue Code of 1986, as amended.

       7.7 Closing Costs, Transfer Fees and Expenses.

       The Buyer will pay and indemnify the Sellers from any and all closing costs including, but not limited to, costs for all environmental reports sought by the Buyer or required by Buyer's lender, title search fees, title insurance premiums, recording costs and survey costs, sales, use, excise, transfer, documentary, recording, property and other taxes and fees (except the Sellers' income taxes) and other costs for which Sellers are to be reimbursed hereunder that arise out of the transactions contemplated by this Agreement that either of the Sellers or the Buyer may be required to pay, which shall become due and payable prior to, on or after the Closing Date. As provided in
       Section 1.6, at Closing the Buyer will pay Sellers an estimate of these charges that are due to Sellers. Any differences between the estimated charges paid and the actual charges incurred will be resolved pursuant to
       Section 7.1.

  8.  Miscellaneous.

       8.1 Notices.

       Any notice or other communication under this Agreement shall be in writing (including, without limitation, by telecopy or like transmission) and shall be considered given (a) when delivered personally (including, without limitation, by overnight courier), (b) when telecopied (with confirmation of transmission having been received), or (c) three days after being mailed by registered mail (postage prepaid, return receipt requested), in each case to the respective parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

       if to the Sellers, to them c/o:

       Pizza Hut, Inc.
       14841 Dallas Parkway
       Dallas, Texas  75240
       Attention:  John J. Murphy, Esq.
       Telecopy No.:  (972) 338-6852


       if to the Buyer, to:

       NPC International, Inc.
       NPC Management, Inc.
       14400 College Blvd., Suite 201
       Lenexa, KS  66215
       Attn:     James K. Schwartz
                 Troy Cook
       Telecopy No.: 913-327-5849
       Telephone No.:  913-327-5555

       with a copy to:
       Craig Evans
       Stinson, Mag & Fizzell
       1201 Walnut, Suite 2800
       Kansas City, MO  64106
       Telephone No.:  816-842-8600


       8.2 Survival.

       The  provisions set forth in subsections 1.4(b), 4.5,  8.4,
       8.8 and 8.14 of this Agreement shall expressly and permanently survive the termination or abandonment of this Agreement. All covenants and agreements contained in this Agreement shall expressly and permanently survive the Closing Date and shall remain in full force and effect, except for the representations set forth in Sections 2 and 3, which representations shall expressly survive the Closing Date for a period of six months following the Closing Date.

       8.3 Termination of Agreement.

       This Agreement will terminate and be of no further force and effect if the transfer has not been consummated by the close of business on June 7, 2000.

       8.4 Modification and Waiver.

       No modification or waiver of any of the provisions of this Agreement, and no consent by any of the parties to any departure from the provisions of this Agreement by the other party, will be effective unless the modification or waiver is in writing and signed by the party or parties to be bound. Each modification or waiver will be effective only for the period, on the conditions, and for the specific instances and purposes specified in the writing. No notice to or demand on any of the parties in any case will entitle it, them, or any of them to any other or further notice or demand in similar or other circumstances.

       8.5 Assignment: Binding Effect.

       This Agreement is intended to inure to the benefit of, and is binding upon, the parties and all of their respective successors and permitted assigns. This Agreement is not, however, assignable or transferable, in whole or in part, by any of the parties except upon the express prior written consent of all of the other parties, and nothing contained in this Agreement is intended to confer upon any person, other than the parties and their respective heirs, successors, and permitted assigns, any rights, remedies, or obligations under, or by reason of, this Agreement. Any request  by  the  Buyer  for the Sellers'  consent  to  the assignment of this Agreement will be subject to the conditions on assignment contained in the Franchise Agreement. PHI and its respective successors and assigns are intended third-party beneficiaries of this Agreement. Notwithstanding the foregoing, however, PHI may assign all of its rights and obligations hereunder to Tricon Global Restaurants, Inc. ("Tricon") or to any subsidiary of Tricon that is the franchisor of the "Pizza Hut" concept and, upon such assignment, PHI will have no further liability hereunder.

       8.6 Severability.

       If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, is invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or a result of future legislative action, that determination or action will be construed (whenever possible) so as not to affect the validity or enforceability hereof or thereof and will not affect the validity or effect of any other portion hereof or thereof which shall remain in full force and effect.

       8.7 Entire Agreement.

       This Agreement (including the Exhibits and the Schedules, which are incorporated into this Agreement by reference) contains the entire understanding of the parties with respect to the transactions contemplated by this Agreement and may be amended, modified, supplemented, or altered only by a writing duly executed by all of the parties. Any prior agreements or understandings relating to the same subject matter, whether oral or written, are entirely superseded by this Agreement (other than the confidentiality letter between the parties dated January 21, 1999).

       8.8 Confidential Information.

       This Agreement, the terms of the transactions contemplated by this Agreement, and any other information heretofore or hereafter disclosed or obtained in connection with this Agreement concerning the business, operations, affairs, or financial condition of any party hereto (collectively, the "confidential information"), will be kept confidential, except as otherwise required by law or legal process and except to the extent (i) the confidential information is or has been disclosed to any lender, to Tricon Global Restaurants, Inc. or any of its Affiliates, or to the respective attorneys, accountants, and financial advisors of any party hereto and its Affiliates, (ii) the confidential information is or hereafter becomes lawfully obtainable from other sources, or (iii) this duty of confidentiality is waived in writing by the party to whom the confidential information relates. These obligations of confidentiality will permanently survive termination or abandonment of this Agreement.

       8.9 GOVERNING LAW.

       THIS AGREEMENT, AND ALL INSTRUMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THOSE OTHER INSTRUMENTS, SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       8.10 Bulk Sales Waiver.

       The Sellers and the Buyer each waive compliance by the other with any bulk sales or similar laws that may be applicable to the transactions contemplated by this Agreement.

       8.11 Expenses.

       Except as otherwise expressly provided in this Agreement, each of the parties will bear its own expenses incident to this Agreement and the transactions contemplated by this Agreement, including without limitation all fees and disbursements of counsel and accountants retained by the party, whether or not the transactions contemplated by this Agreement are consummated.

       8.12 Headings; Interpretation.

       (a) The headings of the various articles, sections and subsections of this Agreement have been inserted for the purpose of convenience of reference only, are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

       (b) When reference is made in this Agreement to an Article, Section, subsection, Schedule or Exhibit, such reference shall be to an Article, Section, subsection, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" (or any other tense or variation of the word "include") are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the auxiliary verbs "will" and "shall" are mandatory, and the auxiliary verb "may" is permissive (and, by extension, is prohibitive when used negatively, as a denial of permission). All accounting terms used but not defined in this Agreement shall have the meanings determined by generally accepted accounting principles. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term, and references to a person include any individual, corporation, partnership or other entity and its permitted heirs, successors and assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

       (c) Whenever any statement or representation is made to the knowledge of the Sellers (or either of them), whether such statement or representation is contained in this
       Agreement or in any other agreement or document contemplated hereby, the "knowledge" referred to shall be limited to the actual knowledge (without independent investigation) of the employees and officers of the Sellers and/or their Affiliates who are involved in the negotiation and documentation of the transactions contemplated by this Agreement.

       (d) When reference is made in this Agreement to the "relevant" Seller, such reference shall be to the Seller who is selling or assigning, the portion of the Business, Restaurants or real or personal property being referred to in the context of such reference. Similarly, if reference is made in this Agreement to the "relevant" Franchise Agreement, such reference shall be to the Franchise Agreement to which the Buyer being referred to in the context of such reference is a party.

       (e) For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with, such first person or entity; provided that, with respect to the Buyer, the term Affiliate shall also include all members of the Buyer's Control Group.

       8.13 Time is of the Essence.

       Time is of the essence in the performance of this Agreement. Facsimile signatures, including signatures relating to the execution of this Agreement, shall be deemed legally binding.

       8.14 Announcements.

       (a) None of the Buyer, its Affiliates or any of its respective subsidiaries, employees, officers, directors, agents or representatives may, without the prior written consent of the Sellers (which consent shall not be unreasonably withheld after the Closing Date but may be arbitrarily withheld prior thereto), make any announcement to the public concerning the transactions contemplated by this Agreement.

       (b) None of the Sellers, their Affiliates or any of their respective subsidiaries, employees, officers, directors, agents or representatives may, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld after the Closing Date but may be arbitrarily withheld prior thereto), make any announcement to the public concerning the transactions contemplated by this Agreement, except as required by law.

       (c) This subsection 8.14 shall expressly and permanently survive the termination or abandonment of this Agreement.

       8.15 Counterparts.

       This   Agreement  may  be  executed  in   any   number   of
       counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

       8.16 No Specific Enforcement.

       Each of the parties to this Agreement acknowledges that the Restaurants, the Assets, the Owned Real Property and the Leased Real Property are not of a special, unique or extraordinary character, and that any breach of this
       Agreement   or   any   of  the  agreements   or   documents
       contemplated hereby by any party hereto could be compensated for by damages. Accordingly, if any party hereto breaches its obligations under this Agreement or any of the agreements or documents contemplated hereby, the other party hereto shall not be entitled to enforcement of this Agreement or such other agreement or document by a decree of specific performance requiring that the breaching party fulfill its obligations hereunder or thereunder.

       8.17 Submission to Jurisdiction.

       For purposes of any legal action or proceeding relating to this Agreement or any other agreements or documentation contemplated by the Acquisition, including recognition or enforcement of any judgment, the Buyer and each Seller hereby irrevocably and unconditionally submit themselves and their property to the non-exclusive general jurisdiction of the state and federal courts of the county in which PHI then has its principal place of business, and any applicable appellate courts. The Buyer and each Seller waive any objection to venue or the inconvenience of such courts. The Buyer and each Seller waive, to the extent not prohibited by law, any right they may have to claim any special, exemplary or consequential damages in such action or proceeding.

       8.18 Arms Length Contract.

       This Agreement has been negotiated "at arms length" by the parties hereto, each represented by counsel of its choice and each having an equal opportunity to participate in the drafting of the provisions hereof. Accordingly, in construing the provisions of this Agreement no party shall be presumed or deemed to be the "drafter" or "preparer" of the same.

       8.19 No Future Acquisition.

       The Buyer expressly acknowledges and agrees that it has no rights to acquire any additional restaurants or properties, other than those expressly provided in this Agreement, from PHI or any of its Affiliates. Any future rights to acquire restaurants or properties would only arise pursuant to a separate written agreement between PHI or any of its Affiliates and Buyer.


  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date and year first above written.

                                PIZZA HUT OF AMERICA, INC.


                                By:  /s/ John J. Murphy
                                     John J. Murphy
                                     President

                                EL KrAm, INC.


                                By:  /s/ John J. Murphy
                                     John J. Murphy
                                     President


                                RED RAIDER PIZZA COMPANY


                                By:  /s/ John J. Murphy
                                     John J. Murphy
                                     President


                                UPPER MIDWEST PIZZA HUT, INC.


                                By:  /s/ John J. Murphy
                                     John J. Murphy
                                     President


                                PIZZA HUT, INC.


                                By:  /s/ John J. Murphy
                                     John J. Murphy
                                     Vice President - Law


                                NPC INTERNATIONAL, INC.


                                By:  /s/ Troy D. Cook
                                     Troy D. Cook, Vice President


                                NPC MANAGEMENT, INC.


                                By:  /s/ Troy D. Cook
                                     Troy D. Cook, Vice President



                         TABLE OF CONTENTS

1. TRANSFER OF BUSINESS AND PROPERTY                      1

 1.1 TANGIBLE PERSONAL PROPERTY                           1
 1.2 EXCLUDED PROPERTY                                    2
 1.3 REAL PROPERTY                                        4
 1.4 LICENSES                                             5
 1.5 RESTAURANT INVENTORIES AND CHANGE FUNDS              6
 1.6 PURCHASE PRICE AND OTHER PAYMENTS                    6
 1.7 CLOSING DOCUMENTS                                    7
 1.8 NON-ASSUMPTION                                       8
 1.9 TITLE INSURANCE, SURVEYS AND ENVIRONMENTAL REPORTS   8
 1.10POS AND COMPUTER SYSTEMS                             8

2. REPRESENTATIONS OF SELLERS                             9

 2.1 CORPORATE POWER AND AUTHORITY                        9
 2.2 NO CONFLICT OR BREACH                                9
 2.3 CONSENTS                                            10
 2.4 TITLE TO OWNED PROPERTY                             10
 2.5 ADEQUACY OF PERSONAL PROPERTY                       11
 2.6 LEASES                                              11
 2.7 INSURANCE                                           11
 2.8 TAXES                                               11
 2.9 BROKERAGE AND FINDER'S FEES                         12
 2.10ABSENCE OF CERTAIN CHANGES                          12
 2.11ENVIRONMENTAL MATTERS                               12

3. REPRESENTATIONS OF THE BUYER                          13

 3.1 ORGANIZATION, STANDING, POWER AND AUTHORITY         13
 3.2 NO CONFLICT OR BREACH                               14
 3.3 CONSENTS                                            14
 3.4  BROKERAGE AND FINDER'S FEES BROKERAGE AND
      FINDER'S FEES                                      14
 3.5 OBLIGATIONS UNDER OTHER FRANCHISE AGREEMENTS        15

4. COVENANTS                                             15

 4.1 OPERATION UNTIL CLOSING                             15
 4.2 ACCESS TO RESTAURANTS AND EMPLOYEES                 15
 4.3 HART-SCOTT-RODINO ACT                               16
 4.4 FRANCHISE AGREEMENT                                 16
 4.5 SALES AND DISTRIBUTION AGREEMENT                    17

5. SELLERS' EMPLOYEES                                    17

6. CONDITIONS TO CLOSING                                 18

7. CLOSING                                               20

 7.1 POST-CLOSING ADJUSTMENTS                            21
 7.2 POST-CLOSING INDEMNIFICATION                        21
 7.3 CRITICAL DEFICIENCIES                               21
 7.4 ADDITIONAL DOCUMENTS                                22
 7.5 THE BUYER'S ACKNOWLEDGMENT                          22
 7.6 INFORMATION STATEMENT                               23
 7.7 CLOSING COSTS, TRANSFER FEES AND EXPENSES           23

8. MISCELLANEOUS                                         23

 8.1 NOTICES                                             23
 8.2 SURVIVAL                                            24
 8.3 TERMINATION OF AGREEMENT                            25
 8.4 MODIFICATION AND WAIVER                             25
 8.5 ASSIGNMENT: BINDING EFFECT                          25
 8.6 SEVERABILITY                                        26
 8.7 ENTIRE AGREEMENT                                    26
 8.8 CONFIDENTIAL INFORMATION                            26
 8.9 GOVERNING LAW                                       26
 8.10BULK SALES WAIVER                                   27
 8.11EXPENSES                                            27
 8.12HEADINGS; INTERPRETATION                            27
 8.13TIME IS OF THE ESSENCE                              28
 8.14ANNOUNCEMENTS                                       28
 8.15COUNTERPARTS                                        29
 8.16NO SPECIFIC ENFORCEMENT                             29
 8.17SUBMISSION TO JURISDICTION                          29
 8.18ARMS LENGTH CONTRACT                                29
 8.19NO FUTURE ACQUISITION RIGHTS                        29


                INDEX TO EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit "A"      Form of Assignment and Assumption Agreement
                 (Real Property Leases) and Blanket Guaranty
Exhibit "B"      Inventory Form
Exhibit "C"      Form of Bill of Sale
Exhibit "D"      Form of Assignment and Assumption Agreement
                 (Equipment Leases
                 and Contracts)
Exhibit "E"      Form of Franchise Agreement
Exhibit "F"      Form of Access and Confidentiality Agreement
Exhibit "G"      Form of Sales and Distribution Agreement
Exhibit "H"      Form of Land and Building Lease - 10 year
Exhibit "H-1"    Form of land and Building Lease - 5 year
Exhibit "I"      Form of Lessor Agreement
Exhibit "J"      Form of Pre-Close Statement
Exhibit "K"      Form of Pepsi-Cola Beverage Supply and Marketing
                 Agreement


SCHEDULES

Schedule 1.1          List of Restaurants
Schedule 1.2          Leased Equipment
Schedule 1.3(a)       Owned Real Property
Schedule 1.3(b)       Leased Real Property
Schedule 2.5          Required Equipment
Schedule 3.1          Franchisee Requirements
Schedule 5            Policy on Refranchising